
                                                                                                                  Exhibit 11.1
                                                   Micro Linear Corporation
                                        Statement Re Computation of Earnings Per Share
                                                         (Unaudited)
                                            (In thousands, except per share data)

                                                                Three Months                      Nine Months
                                                                    Ended                            Ended
                                                                September 30,                    September 30,
                                                        ------------------------------    -----------------------------
                                                           1997             1996             1997             1996
                                                        ------------    --------------    ------------    -------------

    Net income......................................         $  728              $549         $ 5,418           $5,368
                                                        ============    ==============    ============    =============

    PRIMARY:
    Weighted average common shares outstanding......         11,811            12,430          11,878           12,401

    Common equivalents attributable to:
         Convertible preferred shares...............              -                 -               -                -
         Options and warrants.......................            868               695           1,307              983
                                                        ------------    --------------    ------------    -------------
    Total weighted average common and common
         equivalent shares outstanding..............         12,679            13,125          13,185           13,384
                                                        ============    ==============    ============    =============

    Net income per share............................          $0.06             $0.04           $0.41            $0.40
                                                        ============    ==============    ============    =============